EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 16, 2018
Contact: Investor Inquiries:
Kimberly Whitaker
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Record Third Quarter 2018 Earnings

PLANO, Texas, October 16, 2018 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced record net income of $42.8 million for the third quarter of 2018, an increase of $15.0 million from the second quarter of 2018 and an increase of $14.1 million from the third quarter of 2017.

"What a fabulous quarter for our company, as we continued to grow our customer base and deliver on our strategic initiatives," said President and CEO Kevin Hanigan. "By delivering what our customers need, we have produced record levels of earnings and return on assets for our shareholders."

Third Quarter 2018 Performance Highlights

•	Assets of $9.08 billion generated basic earnings per share for the third quarter of 2018 of $0.91 on a GAAP basis and $0.92 on a core (non-GAAP) basis.*

•
Non-performing assets totaled $18.3 million at September 30, 2018, a decline of $8.7 million, or 32.2%, from June 30, 2018. Non-performing loans to total loans held for investment improved to 0.22% at September 30, 2018, compared to 0.25% at June 30, 2018 and 0.99% at September 30, 2017.

•
The Company's efforts to grow non-interest-bearing demand deposits resulted in a linked-quarter increase in these deposits of $76.7 million to $1.80 billion at September 30, 2018. Non-interest-bearing deposits totaled 26.5% of total deposits at September 30, 2018.

•
Return on average assets on an annualized basis improved to an all-time high of 1.87% for the quarter ended September 30, 2018, compared to 1.24% for the quarter ended June 30, 2018, while core (non-GAAP) return on average assets for the quarter ended September 30, 2018 was 1.88%, compared to 1.24% for the quarter ended June 30, 2018.*

•
GAAP efficiency ratio improved to a record 42.66% for the quarter ended September 30, 2018, compared to 44.51% for the quarter ended June 30, 2018, while core (non-GAAP) efficiency ratio improved to 42.46% for the quarter ended September 30, 2018, compared to 44.44% for the quarter ended June 30, 2018.*

*See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
	(Dollars in thousands, except per share amounts)
Net interest income	$85,667	$83,929	$78,964
Provision for credit losses	2,656	17,478	7,157
Non-interest income	13,227	10,852	12,226
Non-interest expense	42,192	42,191	40,295
Income tax expense	11,225	7,275	15,029
Net income	$42,821	$27,837	$28,709

Basic earnings per common share	$0.91	$0.59	$0.61
Basic core (non-GAAP) earnings per common share[1]	$0.92	$0.59	$0.61
Weighted average common shares outstanding - basic	47,105,655	47,000,405	46,664,233
Estimated Tier 1 common equity risk-based capital ratio[2]	10.46%	9.78%	9.17%
Total equity to total assets	11.45%	10.83%	10.48%
Tangible common equity to tangible assets - Non-GAAP[1]	9.67%	9.07%	8.67%

[1]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $43.2 million for the quarter ended September 30, 2018, up $15.2 million from the second quarter of 2018 and up $14.7 million from the third quarter of 2017. Basic earnings per share for the quarter ended September 30, 2018 was $0.91, an increase of $0.32 from the second quarter of 2018 and an increase of $0.30 from the third quarter of 2017. Basic core (non-GAAP) earnings per share for the third quarter of 2018 was $0.92, up $0.33 from the second quarter of 2018 and up $0.31 from the third quarter of 2017. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	September 30, 2018	June 30, 2018	September 30, 2017
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$89,034	$86,105	$77,366
Warehouse Purchase Program loans	12,938	12,137	11,493
Loans held for sale	295	328	225
Securities	4,512	4,324	3,855
Interest-earning deposit accounts	1,368	1,097	1,524
Total interest income	$108,147	$103,991	$94,463
Net interest income	$85,667	$83,929	$78,964
Net interest margin	3.90%	3.93%	3.71%
Selected average balances:
Total earning assets	$8,736,076	$8,566,131	$8,451,478
Total loans held for investment	7,758,802	7,636,235	7,331,173
Total securities	678,483	667,183	652,841
Total deposits	6,851,449	6,859,944	6,632,649
Total borrowings	1,154,079	1,018,945	1,178,031
Total non-interest-bearing demand deposits	1,752,095	1,694,082	1,481,654
Total interest-bearing liabilities	6,253,433	6,184,807	6,329,026

Net interest income for the quarter ended September 30, 2018 was $85.7 million, a $1.7 million, or 2.1%, increase from the second quarter of 2018 and a $6.7 million, or 8.5%, increase from the third quarter of 2017. The $1.7 million increase from the second quarter of 2018 was primarily driven by higher yields earned on all loan portfolios, as well as increased volume in all loan portfolios with the exception of commercial real estate loans and loans held for sale. The average balance of commercial and industrial loans increased by $85.8 million from the second quarter of 2018, while the average yield earned on this portfolio increased by seven basis points for the same period, resulting in a $1.9 million increase in interest income. A six basis point increase in the average yield earned on the commercial real estate portfolio from the second quarter of 2018 offset a $38.3 million decline in the average balance of the portfolio, resulting in a $365,000 increase in interest income. The average balance of the consumer real estate portfolio increased by $29.6 million from the second quarter of 2018, which drove a $367,000 increase in interest income. The average balance of the construction and land portfolio increased by $11.3 million on a linked-quarter basis, while the average yield earned on this portfolio increased by six basis points from the second quarter of 2018, leading to a $229,000 increase in interest income. Interest income earned on Warehouse Purchase Program loans increased by $801,000 from the second quarter of 2018, as the average balance increased by $22.6 million and the average yield increased by 15 basis points compared to the linked quarter.

Interest income on loans for the third quarter of 2018 included $330,000 in accretion of purchase accounting fair value adjustments on acquired loans, which primarily consisted of $132,000 on acquired commercial real estate loans, $77,000 on acquired commercial and industrial loans and $120,000 on acquired consumer loans.

The $6.7 million increase in net interest income compared to the third quarter of 2017 was primarily due to a $13.2 million increase in interest income on loans, which was driven by increased volume in the commercial real estate, commercial and industrial and consumer real estate loan portfolios, as well as higher yields earned on all loan portfolios. The average balance of commercial and industrial loans increased by $237.7 million from the third quarter of 2017, while the average yield earned on this portfolio increased by 78 basis points for the same period, resulting in a $7.1 million increase in interest income. The average yield earned on the commercial and industrial portfolio for the quarter ended September 30, 2018 was positively impacted by four increases in the Fed Funds rate totaling 100 basis points since September 2017, as well as the resolution of multiple non-performing relationships over the past year. The average balance of commercial real estate loans increased by $162.5 million from the third quarter of 2017, resulting in a $2.7 million increase in interest income, while the average balance of consumer real estate loans increased by $118.4 million for the same period, which led to a $1.8 million increase in interest income.

Although the average balance of Warehouse Purchase Program loans decreased by $95.0 million from the third quarter of 2017, the average yield earned on this portfolio increased by 86 basis points, resulting in a $1.4 million increase in interest income compared to the third quarter of 2017.

Interest expense for the quarter ended September 30, 2018 increased by $2.4 million, or 12.1%, compared to the linked quarter, which was primarily due to higher average savings and money market deposit, time deposit and borrowing rates, as well as increases of $76.8 million, $50.8 million and $135.1 million in the average balances of savings and money market deposits, time deposits and borrowings, respectively, compared to the second quarter of 2018. These linked-quarter increases in interest expense were partially offset by lower interest expense on interest-bearing demand deposits, which was due to a 23 basis point decline in the average rate paid on these deposits, as well as a $194.1 million decrease in the average balance.

Compared to the third quarter of 2017, interest expense for the quarter ended September 30, 2018 increased by $7.0 million, primarily due to higher average deposit and borrowing rates, as well as an increase of $265.4 million in the average balance of time deposits. A $24.0 million decrease in the average balance of borrowings from the third quarter of 2017 was more than offset by a 79 basis point increase in the average rate, resulting in a $2.2 million year-over-year increase in interest expense on borrowed funds.

The net interest margin for the third quarter of 2018 was 3.90%, a three basis point decrease from the second quarter of 2018 and a 19 basis point increase from the third quarter of 2017. The average yield on earning assets for the third quarter of 2018 was 4.92%, a five basis point increase from the second quarter of 2018 and a 48 basis point increase from the third quarter of 2017. The cost of deposits for the third quarter of 2018 was 0.87%, up seven basis points from the linked quarter and up 26 basis points from the third quarter of 2017.

Non-interest Income

Non-interest income for the third quarter of 2018 was $13.2 million, a $2.4 million, or 21.9%, increase from the second quarter of 2018 and a $1.0 million, or 8.2%, increase from the third quarter of 2017. Other non-interest income for the third quarter of 2018 included a $1.5 million net increase in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes (the "CRA Funds"), compared to a $15,000 net decrease in the CRA Funds for the second quarter of 2018. Gain (loss) on sale and disposition of assets for the third quarter of 2018 included $1.3 million in gains on the sale of foreclosed properties, compared to only $9,000 of comparable gains recorded in the second quarter of 2018, which was partially offset by a $471,000 loss recorded on the anticipated disposition of a leased branch location, with the branch expected to close in the fourth quarter of 2018. Service charges and other fees decreased by $218,000 from the second quarter of 2018, primarily resulting from decreased title premiums.

The $1.0 million increase in non-interest income from the third quarter of 2017 was primarily due to a $1.4 million increase in other non-interest income, which included the above-mentioned $1.5 million net increase in the value of CRA Funds recorded in the third quarter of 2018, compared to a $134,000 net increase in the CRA funds recorded in the third quarter of 2017. Gain (loss) on sale and disposition of assets for the third quarter of 2018 included the above-mentioned $1.3 million in gains on the sale of foreclosed properties, compared to a $14,000 comparable loss recorded in the third quarter of 2017. Service charges and other fees decreased by $665,000 from the third quarter of 2017, which was driven by decreases in title premiums, Warehouse Purchase Program fee income, commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees) and brokerage income, after the Company discontinued its brokerage services in the third quarter of 2017. These decreases in service charges and other fees were partially offset by increased commercial account analysis fee and debit card interchange income recorded in the 2018 period. Net gains on the sale of mortgage loans held for sale during the third quarter of 2018 decreased by $385,000 compared to the third quarter of 2017, which included gains recognized on $52.4 million of one-to four-family mortgage loans that were sold or committed for sale and fair value changes on mortgage derivatives and mortgage fees collected during the third quarter of 2017, compared to $38.7 million for the third quarter of 2018.

Non-interest Expenses

Non-interest expense for the quarter ended September 30, 2018 was $42.2 million, unchanged from the second quarter of 2018 and up $1.9 million, or 4.7%, from the third quarter of 2017. Salaries and employee benefits expense increased by $740,000 from the second quarter of 2018, driven by an increase in performance incentive accruals based on decreased non-performing assets, increased share-based compensation expenses, and lower deferred salary costs related to loan originations that will be accounted for over the lives of the related loans. These increases in salaries and employee benefits expense were partially offset by lower health care costs, severance costs, and commissions related to lower mortgage loan production recorded during the third quarter of 2018. Data processing expense increased by $217,000 from the second quarter of 2018 due to system upgrades, which was offset by decreased advertising expense of $534,000, decreased outside professional services expense of $231,000 and decreased other non-interest expense of $198,000, which was primarily due to lower lending and foreclosed property expenses.

The $1.9 million increase in non-interest expense from the third quarter of 2017 was primarily due to a $1.1 million increase in data processing expense as the Company has outsourced certain segments of its data processing operations and invested in system upgrades. This outsourcing cost was partially offset by a reduction in full-time equivalent employees in the technology area. Salaries and employee benefits expense increased by $878,000 from the third quarter of 2017, which was driven by an increase in performance incentive accruals based on decreased non-performing assets, increased share-based compensation expenses, and lower deferred salary costs related to loan originations that will be accounted for over the lives of the related loans. These increases in salaries and employee benefits expense were partially offset by lower health care costs, severance costs, and commissions related to lower mortgage loan production during the third quarter of 2018. Occupancy and equipment expense increased by $661,000 from the third quarter of 2017 primarily due to an early termination fee collected from a tenant in the third quarter of 2017 that was not repeated in the current period. These increases were partially offset by decreases from the third quarter of 2017 in regulatory assessments expense of $261,000, advertising expense of $156,000, and office operations expense of $146,000.

Financial Condition - Loans

Gross loans held for investment at September 30, 2018, excluding Warehouse Purchase Program loans, grew $92.9 million from June 30, 2018, which included growth in commercial and industrial, consumer real estate, and construction and land loans. At September 30, 2018, commercial and industrial and consumer real estate loans increased by $59.6 million and $30.3 million, respectively, from June 30, 2018, while construction and land loans increased by $12.5 million for the same period. These increases were partially offset by linked-quarter declines of $8.8 million and $714,000 in commercial real estate and other consumer loans, respectively.

Compared to September 30, 2017, gross loans held for investment, excluding Warehouse Purchase Program loans, grew $378.5 million, which included growth in commercial and industrial and consumer real estate loans. Commercial and industrial and consumer real estate loans increased by $269.2 million and $120.1 million, respectively, at September 30, 2018, compared to September 30, 2017. These increases were partially offset by declines of $4.3 million, $4.2 million and $2.4 million in construction and land, commercial real estate, and other consumer loans, respectively, compared to September 30, 2017.

At September 30, 2018, Warehouse Purchase Program loans decreased by $236.6 million compared to June 30, 2018 and by $305.7 million compared to September 30, 2017.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $547.4 million at September 30, 2018, up $60.6 million from $486.8 million at June 30, 2018 and up $20.6 million from $526.8 million at September 30, 2017. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted by declining commodity prices. At September 30, 2018, "Midstream and Other" loans had a total outstanding balance of $34.8 million, up $6.1 million from $28.7 million at June 30, 2018 and up $7.0 million from $27.8 million at September 30, 2017.

Financial Condition - Deposits

Total deposits at September 30, 2018 decreased by $101.6 million from June 30, 2018, which included declines of $86.8 million, $73.9 million and $17.6 million in interest-bearing demand, time, and savings and money market balances, respectively. These declines were partially offset by growth of $76.7 million in non-interest-bearing demand deposits from June 30, 2018.

Compared to September 30, 2017, total deposits increased by $19.4 million, which included growth in time and non-interest-bearing demand deposits of $264.8 million and $269.1 million, respectively, while savings and money market and interest-bearing demand deposits decreased by $405.3 million and $109.2 million, respectively, from September 30, 2017.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
	(Dollars in thousands)
Net charge-offs	$791	$27,663	$12,347
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.05%	1.69%	0.78%
Net charge-offs/Average loans held for investment	0.04	1.45	0.67
Provision for credit losses	$2,656	$17,478	$7,157
Non-performing loans ("NPLs")	17,584	19,610	76,915
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.26%	0.29%	1.20%
NPLs/Total loans held for investment	0.22	0.25	0.99
Non-performing assets ("NPAs")	$18,282	$26,951	$90,500
NPAs to total assets	0.20%	0.29%	1.00%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.27	0.40	1.41
NPAs/Loans held for investment and foreclosed assets	0.23	0.34	1.17
Allowance for loan losses	$66,354	$64,445	$70,044
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	0.98%	0.97%	1.10%
Allowance for loan losses/Total loans held for investment	0.85	0.81	0.90
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.03	1.02	1.17
Allowance for loan losses/NPLs	377.35	328.63	91.07

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $2.7 million for the quarter ended September 30, 2018, a decrease of $14.8 million from the quarter ended June 30, 2018 and a decrease of $4.5 million from the quarter ended September 30, 2017. The decrease in provision expense on a linked-quarter and year-over-year basis was primarily due to decreased charge-offs during the quarter ended September 30, 2018. Net charge-offs totaled $791,000 for the three months ended September 30, 2018, down $26.9 million from the three months ended June 30, 2018 and down $11.6 million from the three months ended September 30, 2017. Non-performing assets at September 30, 2018 totaled $18.3 million, down $8.7 million from June 30, 2018, primarily due to the sale of a foreclosed medical facility in the third quarter of 2018, which generated a $1.3 million gain.

The below table shows criticized (rated "special mention") and classified (rated "substandard" or "doubtful") loans at September 30, 2018, June 30, 2018 and September 30, 2017.

	September 30, 2018	June 30, 2018	September 30, 2017	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$16,750	$25,540	$28,187	$(8,790)	$(11,437)
Commercial and industrial, excluding energy	7,884	11,065	16,300	(3,181)	(8,416)
Energy	51,983	24,975	27,754	27,008	24,229
Consumer	1,313	1,501	1,491	(188)	(178)
Total criticized (all performing)	$77,930	$63,081	$73,732	$14,849	$4,198

Commercial real estate	$1,757	$3,846	$7,094	$(2,089)	$(5,337)
Commercial and industrial, excluding energy	1,059	1,234	14,516	(175)	(13,457)
Energy	40,156	28,804	25,589	11,352	14,567
Consumer	1,527	1,993	2,391	(466)	(864)
Total classified performing	44,499	35,877	49,590	8,622	(5,091)

Commercial real estate	3,739	3,656	4,064	83	(325)
Commercial and industrial, excluding energy	5,861	8,860	14,548	(2,999)	(8,687)
Energy	1,317	1,365	51,012	(48)	(49,695)
Consumer	6,667	5,729	7,291	938	(624)
Total classified non-performing	17,584	19,610	76,915	(2,026)	(59,331)

Total classified loans	$62,083	$55,487	$126,505	$6,596	$(64,422)

Conference Call

The Company will host an investor conference call to review the results on Wednesday, October 17, 2018 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10123554 and will receive a unique PIN which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10123554. This replay will be available until November 17, 2018.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 43 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the "Tax Cuts and Jobs Act" (the "TCJA") on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets (unaudited)

(Dollars in thousands) ASSETS	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Cash and due from financial institutions	$64,681	$60,104	$51,824	$61,713	$58,776
Short-term interest-bearing deposits in other financial institutions	189,634	199,807	243,080	231,743	268,567
Total cash and cash equivalents	254,315	259,911	294,904	293,456	327,343
Securities available for sale, at fair value	455,454	445,613	431,413	419,717	410,450
Securities held to maturity	145,148	155,252	156,898	173,509	180,968
Total securities	600,602	600,865	588,311	593,226	591,418
Loans held for sale	22,175	33,548	31,123	16,707	25,955
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,054,505	1,291,129	1,019,840	1,320,846	1,360,219
Loans held for investment	6,764,052	6,671,139	6,569,123	6,483,192	6,385,602
Gross loans	7,840,732	7,995,816	7,620,086	7,820,745	7,771,776
Less: allowance for loan losses and deferred fees on loans held for investment	(56,499)	(55,321)	(66,878)	(64,921)	(64,632)
Net loans	7,784,233	7,940,495	7,553,208	7,755,824	7,707,144
FHLB stock and other restricted securities, at cost	60,596	66,061	46,842	64,790	50,333
Bank-owned life insurance	58,692	58,345	57,999	57,684	57,383
Premises and equipment, net	72,291	70,893	70,427	69,693	70,052
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	73,504	73,957	75,374	72,964	86,380
Total assets	$9,082,792	$9,249,086	$8,865,624	$9,086,196	$9,068,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,798,109	$1,721,380	$1,681,067	$1,635,622	$1,529,052
Interest-bearing demand	780,474	867,323	996,737	1,029,375	889,627
Savings and money market	2,562,399	2,580,017	2,707,046	2,735,296	2,967,672
Time	1,638,776	1,712,628	1,569,557	1,367,390	1,374,017
Total deposits	6,779,758	6,881,348	6,954,407	6,767,683	6,760,368
FHLB advances	932,317	1,065,941	604,562	1,043,163	998,146
Repurchase agreements	40,408	41,330	76,610	84,676	81,073
Subordinated debt	134,890	134,767	134,645	134,522	134,400
Accrued expenses and other liabilities	155,820	124,250	115,906	96,278	144,533
Total liabilities	8,043,193	8,247,636	7,886,130	8,126,322	8,118,520
Common stock	485	483	483	481	480
Additional paid-in capital	617,270	611,967	609,046	603,884	598,820
Retained earnings	444,848	409,765	389,653	370,858	363,890
Accumulated other comprehensive income (loss), net	(11,481)	(9,109)	(7,899)	(3,429)	(1,045)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,523)	(11,656)	(11,789)	(11,920)	(12,053)
Total shareholders’ equity	1,039,599	1,001,450	979,494	959,874	950,092
Total liabilities and shareholders’ equity	$9,082,792	$9,249,086	$8,865,624	$9,086,196	$9,068,612

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Third Quarter 2018 Compared to:
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Second Quarter 2018		Third Quarter 2017
Interest and dividend income		(Dollars in thousands)
Loans, including fees	$102,267	$98,570	$90,631	$91,334	$89,084	$3,697	3.8%	$13,183	14.8%
Taxable securities	3,254	3,132	2,911	2,819	2,694	122	3.9	560	20.8
Nontaxable securities	614	641	675	700	713	(27)	(4.2)	(99)	(13.9)
Interest-bearing deposits in other financial institutions	1,368	1,097	969	798	1,524	271	24.7	(156)	(10.2)
FHLB and Federal Reserve Bank stock and other	644	551	480	460	448	93	16.9	196	43.8
	108,147	103,991	95,666	96,111	94,463	4,156	4.0	13,684	14.5
Interest expense
Deposits	15,077	13,732	12,032	10,954	10,271	1,345	9.8	4,806	46.8
FHLB advances	5,198	4,131	2,680	2,647	2,944	1,067	25.8	2,254	76.6
Repurchase agreements and other borrowings	2,205	2,199	2,341	2,311	2,284	6	0.3	(79)	(3.5)
	22,480	20,062	17,053	15,912	15,499	2,418	12.1	6,981	45.0
Net interest income	85,667	83,929	78,613	80,199	78,964	1,738	2.1	6,703	8.5
Provision for credit losses	2,656	17,478	15,663	3,743	7,157	(14,822)	(84.8)	(4,501)	(62.9)
Net interest income after provision for credit losses	83,011	66,451	62,950	76,456	71,807	16,560	24.9	11,204	15.6
Non-interest income
Service charges and other fees	8,626	8,844	7,927	8,124	9,291	(218)	(2.5)	(665)	(7.2)
Net gain on sale of mortgage loans held for sale	1,597	1,668	1,809	1,556	1,982	(71)	(4.3)	(385)	(19.4)
Bank-owned life insurance income	482	479	447	430	435	3	0.6	47	10.8
Net gain (loss) on securities transactions	(10)	—	(128)	—	(20)	(10)	N/M	10	50.0
Gain (loss) on sale and disposition of assets	977	(153)	2,213	(3,480)	352	1,130	N/M	625	N/M
Other	1,555	14	630	271	186	1,541	N/M	1,369	N/M
	13,227	10,852	12,898	6,901	12,226	2,375	21.9	1,001	8.2

	For the Quarters Ended					Third Quarter 2018 Compared to:
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Second Quarter 2018		Third Quarter 2017

Non-interest expense		(Dollars in thousands)
Salaries and employee benefits	25,053	24,313	27,076	23,126	24,175	740	3.0	878	3.6
Advertising	824	1,358	888	1,402	980	(534)	(39.3)	(156)	(15.9)
Occupancy and equipment	3,960	3,980	3,860	3,776	3,299	(20)	(0.5)	661	20.0
Outside professional services	1,151	1,382	1,250	1,300	1,230	(231)	(16.7)	(79)	(6.4)
Regulatory assessments	750	731	1,154	1,212	1,011	19	2.6	(261)	(25.8)
Data processing	5,362	5,145	4,703	4,737	4,287	217	4.2	1,075	25.1
Office operations	2,232	2,224	2,300	2,180	2,378	8	0.4	(146)	(6.1)
Other	2,860	3,058	2,648	2,975	2,935	(198)	(6.5)	(75)	(2.6)
	42,192	42,191	43,879	40,708	40,295	1	—	1,897	4.7
Income before income tax expense	54,046	35,112	31,969	42,649	43,738	18,934	53.9	10,308	23.6
Income tax expense	11,225	7,275	6,207	27,989	15,029	3,950	54.3	(3,804)	(25.3)
Net income	$42,821	$27,837	$25,762	$14,660	$28,709	$14,984	53.8%	$14,112	49.2%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	September 30, 2018	June 30, 2018	September 30, 2017
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	47,105,655	47,000,405	46,664,233
Weighted average common shares outstanding- diluted	47,755,441	47,618,157	47,158,729
Shares outstanding at end of period	48,491,169	48,311,220	48,040,059
Income available to common shareholders[1]	$42,672	$27,770	$28,617
Basic earnings per common share	0.91	0.59	0.61
Basic core (non-GAAP) earnings per common share[2]	0.92	0.59	0.61
Diluted earnings per common share	0.89	0.58	0.61
Dividends declared per share	0.16	0.16	0.15
Total shareholders' equity	1,039,599	1,001,450	950,092
Common shareholders' equity per share (book value per share)	21.44	20.73	19.78
Tangible book value per share - Non-GAAP[2]	17.75	17.03	16.05
Market value per share for the quarter:
High	46.86	43.92	39.92
Low	38.53	38.80	34.87
Close	42.60	39.02	39.92
KEY RATIOS:
Return on average common shareholders' equity	16.76%	11.20%	12.21%
Core (non-GAAP) return on average common shareholders' equity[2]	16.90	11.25	12.11
Return on average assets	1.87	1.24	1.29
Core (non-GAAP) return on average assets[2]	1.88	1.24	1.28
Efficiency ratio (GAAP basis)	42.66	44.51	44.19
Core (non-GAAP) efficiency ratio[2]	42.46	44.44	44.37
Estimated Tier 1 common equity risk-based capital ratio[3]	10.46	9.78	9.17
Estimated total risk-based capital ratio[3]	12.88	12.14	11.61
Estimated Tier 1 risk-based capital ratio[3]	10.60	9.93	9.32
Estimated Tier 1 leverage ratio[3]	9.83	9.56	9.01
Total equity to total assets	11.45	10.83	10.48
Tangible equity to tangible assets - Non-GAAP[2]	9.67	9.07	8.67
Number of employees- full-time equivalent	859	847	864

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At or for the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,012,352	$3,021,148	$3,053,750	$3,019,339	$3,016,533
Warehouse Purchase Program	1,054,505	1,291,129	1,019,840	1,320,846	1,360,219
Commercial and industrial	2,111,510	2,051,955	1,967,443	1,927,049	1,842,345
Construction and land	278,278	265,745	252,213	277,864	282,536
Consumer real estate	1,318,038	1,287,703	1,252,433	1,213,434	1,197,911
Other consumer	43,874	44,588	43,284	45,506	46,277
Gross loans held for investment	$7,818,557	$7,962,268	$7,588,963	$7,804,038	$7,745,821
Non-performing assets:
Commercial real estate	$3,739	$3,656	$3,748	$4,134	$4,064
Commercial and industrial	7,178	10,225	40,455	84,003	65,560
Consumer real estate	6,617	5,652	5,548	6,190	7,175
Other consumer	50	77	85	76	116
Total non-performing loans	17,584	19,610	49,836	94,403	76,915
Foreclosed assets	698	7,341	8,160	8,432	13,585
Total non-performing assets	$18,282	$26,951	$57,996	$102,835	$90,500
Total non-performing assets to total assets	0.20%	0.29%	0.65%	1.13%	1.00%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.26%	0.29%	0.76%	1.46%	1.20%
Total non-performing loans to total loans held for investment	0.22%	0.25%	0.66%	1.21%	0.99%
Allowance for loan losses to non-performing loans	377.35%	328.63%	149.51%	75.53%	91.07%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	0.98%	0.97%	1.13%	1.10%	1.10%
Allowance for loan losses to total loans held for investment	0.85%	0.81%	0.98%	0.91%	0.90%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	1.03%	1.02%	1.20%	1.17%	1.17%

	At or for the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Troubled debt restructured loans ("TDRs"):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$139	$141	$143	$145	$147
Commercial and industrial	—	—	1	2	—
Consumer real estate	786	561	574	600	263
Other consumer	4	9	14	21	20
Total performing TDRs	$929	$711	$732	$768	$430
Non-performing TDRs:[2]
Commercial real estate	$3,605	$33	$35	$36	$37
Commercial and industrial	2,299	2,095	16,183	16,328	7,984
Consumer real estate	495	789	890	916	1,343
Other consumer	2	7	9	14	25
Total non-performing TDRs	$6,401	$2,924	$17,117	$17,294	$9,389
Allowance for loan losses:
Balance at beginning of period	$64,445	$74,508	$71,301	$70,044	$75,091
Provision expense for loans	2,700	17,600	15,635	3,900	7,300
Charge-offs	(922)	(27,737)	(12,527)	(2,840)	(12,496)
Recoveries	131	74	99	197	149
Balance at end of period	$66,354	$64,445	$74,508	$71,301	$70,044
Net charge-offs (recoveries):
Commercial real estate	$—	$236	$3	$—	$—
Commercial and industrial	537	27,261	12,214	2,386	12,215
Consumer real estate	47	(9)	(11)	36	(10)
Other consumer	207	175	222	221	142
Total net charge-offs	$791	$27,663	$12,428	$2,643	$12,347
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(44)	$(122)	$28	$(157)	$(143)

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loans:	(Dollars in thousands)
Commercial real estate	$3,016,889	$3,055,139	$2,993,024	$3,030,778	$2,854,343
Warehouse Purchase Program	1,097,879	1,075,262	965,320	1,162,890	1,192,920
Commercial and industrial	2,088,318	2,002,490	1,904,515	1,864,686	1,850,645
Construction and land	271,829	260,560	270,899	287,965	279,189
Consumer real estate	1,295,353	1,265,751	1,227,556	1,206,371	1,176,955
Other consumer	44,508	43,779	44,891	46,094	47,169
Less: deferred fees and allowance for loan loss	(55,974)	(66,746)	(62,666)	(65,612)	(70,048)
Total loans held for investment	7,758,802	7,636,235	7,343,539	7,533,172	7,331,173
Loans held for sale	26,121	29,378	20,988	20,642	23,154
Securities	678,483	667,183	648,534	648,917	652,841
Overnight deposits	272,670	233,335	239,936	223,608	444,310
Total interest-earning assets	$8,736,076	$8,566,131	$8,252,997	$8,426,339	$8,451,478
Deposits:
Interest-bearing demand	$760,889	$954,960	$970,998	$925,506	$875,097
Savings and money market	2,654,990	2,578,205	2,745,192	2,911,726	2,857,790
Time	1,683,475	1,632,697	1,433,307	1,353,467	1,418,108
FHLB advances and other borrowings	1,154,079	1,018,945	877,502	1,007,747	1,178,031
Total interest-bearing liabilities	$6,253,433	$6,184,807	$6,026,999	$6,198,446	$6,329,026

Total assets	$9,167,607	$8,996,036	$8,682,461	$8,865,517	$8,889,914
Non-interest-bearing demand deposits	$1,752,095	$1,694,082	$1,576,792	$1,568,665	$1,481,654
Total deposits	$6,851,449	$6,859,944	$6,726,289	$6,759,364	$6,632,649
Total shareholders' equity	$1,022,032	$994,574	$973,187	$963,512	$940,606

	For the Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Yields/Rates:
Loans:
Commercial real estate	5.15%	5.09%	5.09%	5.05%	5.06%
Warehouse Purchase Program	4.68%	4.53%	4.23%	3.95%	3.82%
Commercial and industrial	5.78%	5.71%	5.27%	4.89%	5.00%
Construction and land	5.41%	5.35%	5.17%	5.04%	5.16%
Consumer real estate	4.67%	4.66%	4.56%	4.54%	4.54%
Other consumer	5.81%	5.74%	5.62%	5.67%	5.64%
Total loans held for investment	5.22%	5.16%	4.98%	4.81%	4.81%
Loans held for sale	4.52%	4.46%	4.04%	3.92%	3.89%
Securities	2.66%	2.59%	2.51%	2.45%	2.36%
Overnight deposits	1.99%	1.89%	1.64%	1.42%	1.36%
Total interest-earning assets	4.92%	4.87%	4.69%	4.53%	4.44%
Deposits:
Interest-bearing demand	0.65%	0.88%	0.81%	0.71%	0.67%
Savings and money market	0.92%	0.79%	0.75%	0.70%	0.68%
Time	1.80%	1.62%	1.43%	1.21%	1.10%
FHLB advances and other borrowings	2.55%	2.49%	2.32%	1.95%	1.76%
Total interest-bearing liabilities	1.43%	1.30%	1.15%	1.02%	0.97%
Net interest spread	3.49%	3.57%	3.54%	3.51%	3.47%
Net interest margin	3.90%	3.93%	3.85%	3.78%	3.71%
Cost of deposits (including non-interest-bearing demand)	0.87%	0.80%	0.73%	0.64%	0.61%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands, except per share amounts)
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (net of estimated tax, except as otherwise noted)
GAAP net income available to common shareholders[1]	$42,672	$27,770	$25,687	$14,613	$28,617
Distributed and undistributed earnings to participating securities[1]	149	67	75	47	92
GAAP net income	42,821	27,837	25,762	14,660	28,709
Insurance settlement proceeds from pre-acquisition fraud[2]	—	—	(1,778)	—	—
One-time employee bonus related to tax law change[2]	—	—	537	—	—
(Gain) loss on one-time tax adjustments[3]	—	—	—	13,493	—
(Gain) loss on sale of branch locations and land[2]	372	126	—	—	(237)
Core (non-GAAP) net income	$43,193	$27,963	$24,521	$28,153	$28,472
Average shares for basic earnings per share	47,105,655	47,000,405	46,872,333	46,729,160	46,664,233
Basic GAAP earnings per share	$0.91	$0.59	$0.55	$0.31	$0.61
Basic core (non-GAAP) earnings per share	$0.92	$0.59	$0.52	$0.60	$0.61
Average shares for diluted earnings per share	47,755,441	47,618,157	47,564,587	47,290,308	47,158,729
Diluted GAAP earnings per share	$0.89	$0.58	$0.54	$0.31	$0.61
Diluted core (non-GAAP) earnings per share	$0.90	$0.59	$0.52	$0.60	$0.60
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$13,227	$10,852	$12,898	$6,901	$12,226
Insurance settlement proceeds from pre-acquisition fraud	—	—	(2,250)	—	—
(Gain) loss on sale of branch locations and land	471	160	—	—	(365)
Core (non-GAAP) non-interest income	$13,698	$11,012	$10,648	$6,901	$11,861
GAAP non-interest expense	$42,192	$42,191	$43,879	$40,708	$40,295
One-time employee bonus related to tax law change	—	—	(679)	—	—
Core (non-GAAP) non-interest expense	$42,192	$42,191	$43,200	$40,708	$40,295

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]	2018 amounts calculated net of estimated tax using a tax rate of 21%; 2017 amount calculated net of estimated tax using a tax rate of 35%.

[3]	This one-time income tax expense adjustment consists of an adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

	At or For the Quarters Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)		(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$42,192	$42,191	$43,879	$40,708	$40,295
Net interest income plus non-interest income	98,894	94,781	91,511	87,100	91,190
Efficiency ratio- GAAP basis	42.66%	44.51%	47.95%	46.74%	44.19%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$42,192	$42,191	$43,200	$40,708	$40,295
Net interest income plus core (non-GAAP) non-interest income	99,365	94,941	89,261	87,100	90,825
Efficiency ratio- core (non-GAAP) basis	42.46%	44.44%	48.40%	46.74%	44.37%
Calculation of Tangible Book Value per Share:
Total shareholders' equity	$1,039,599	$1,001,450	$979,494	$959,874	$950,092
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(279)	(313)	(347)	(402)	(463)
Total tangible shareholders' equity	$860,761	$822,578	$800,588	$780,913	$771,070
Shares outstanding at end of period	48,491,169	48,311,220	48,264,966	48,117,390	48,040,059
Book value per share- GAAP	$21.44	$20.73	$20.29	$19.95	$19.78
Tangible book value per share- Non-GAAP	17.75	17.03	16.59	16.23	16.05
Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,082,792	$9,249,086	$8,865,624	$9,086,196	$9,068,612
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(279)	(313)	(347)	(402)	(463)
Total tangible assets	$8,903,954	$9,070,214	$8,686,718	$8,907,235	$8,889,590
Equity to assets- GAAP	11.45%	10.83%	11.05%	10.56%	10.48%
Tangible equity to tangible assets- Non-GAAP	9.67	9.07	9.22	8.77	8.67
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core)
Net income	$42,821	$27,837	$25,762	$14,660	$28,709
Core (non-GAAP) net income	43,193	27,963	24,521	28,153	28,472
Average total equity	1,022,032	994,574	973,187	963,512	940,606
Average total assets	9,167,607	8,996,036	8,682,461	8,865,517	8,889,914
Return on average common shareholders' equity	16.76%	11.20%	10.59%	6.09%	12.21%
Core (non-GAAP) return on average common shareholders' equity	16.90	11.25	10.08	11.69	12.11
Return on average assets	1.87	1.24	1.19	0.66	1.29
Core (non-GAAP) return on average assets	1.88	1.24	1.13	1.27	1.28